Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 15, 2021 (the “Effective Date”), by and among NorthWest Indiana Bancorp (the “Company”), the wholly-owned subsidiary of the Company, Peoples Bank (“Peoples Bank,” and collectively with the Company, the “Bank” unless otherwise noted), and Benjamin J. Bochnowski (the “Executive”).

WHEREAS, the Company, Peoples Bank, and the Executive entered into an Employment Agreement, dated as of August 1, 2017, as amended by that certain First Amendment to Employment Agreement, dated as of July 27, 2018 (as amended, the “Employment Agreement”);

WHEREAS, the Executive has served as the President and Chief Executive Officer of the Bank pursuant to the Employment Agreement; and

WHEREAS, the parties now desire to make certain modifications to the Employment Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree that the Employment Agreement shall be, and it hereby is, amended as follows:

1.	Obligations of the Bank Upon Termination. Clauses (i) and (ii) of Section 9 (b) of the Employment Agreement are hereby amended and restated in their entirety to read as follows:

“(i)  Payment in a lump sum of an amount equal to two (2) times the Executive’s then-current base salary as in effect prior to the termination;

(ii)  Payment in a lump sum of an amount equal to two (2) times the most recent annual bonus received by the Executive;”

2.	Defined Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement.

3.

Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same instrument.

4.	Miscellaneous. Except as specifically amended by the terms of this Amendment, all other terms and conditions of the Employment Agreement are and shall remain in full force and effect for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NORTHWEST INDIANA BANCORP

/s/ Donald P. Fesko
Name: Donald P. Fesko
Title: Chair, Compensation and Benefits Committee

PEOPLES BANK

/s/ Donald P. Fesko
By: Donald P. Fesko
Title: Chair, Compensation and Benefits Committee

/s/ Benjamin Bochnowski
By: Benjamin J. Bochnowski

2